EXHIBIT 99.1

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy to Present at the
 Credit Suisse 28th Annual Healthcare Conference and
Stephens Nashville  Investment Conference

Houston, TX, November 8,  2019  – U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of outpatient physical therapy clinics (the “Company”), today announced that its Chief Financial Officer, Larry McAfee, will present at the Credit Suisse 28th Annual Healthcare Conference on Tuesday, November 12, 2019. Chris Reading, its Chief Executive Officer, will present at the Stephens Nashville  Investment Conference on Wednesday, November 13, 2019.  The presentations will cover an overview of the Company.  The conferences are being held in Arizona and Tennessee respectively.

A copy of the presentation is posted on the Company’s website at www.usph.com.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 578 outpatient physical therapy clinics in 41 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 26 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also has an industrial injury prevention business which provides onsite services for clients’ employees including injury prevention, rehabilitation, ergonomic assessments and performance optimization.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

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